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                                                                   EXHIBIT 10.12

                             EMPLOYMENT AGREEMENT
                             --------------------


          EMPLOYMENT AGREEMENT, dated as of January 1, 1998, between Toy Biz, Inc., a Delaware corporation (the "Company") and Joseph Ahearn (the "Executive").

          The Company wishes to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

          Accordingly, the Company and the Executive hereby agree as follows:

     1.   Employment, Duties and Acceptance.
          ---------------------------------

          1.1  Employment, Duties.  The Company hereby employs the Executive for
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the Term (as defined in Section 2.1), to render exclusive and full-time services to the Company as Chief Executive Officer or in such other executive position as may be mutually agreed upon by the Company and the Executive, and to perform such other duties consistent with such position as may be assigned to the Executive by the Board of Directors. Notwithstanding the foregoing, the Executive may devote up to fifty hours in any twelve month period to business activities other than those of the Company.

          1.2  Acceptance.  The Executive hereby accepts such employment and
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agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment (subject to the final sentence of Section 1.1), and to use the Executive's best efforts, skill and ability to promote the Company's interests. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer or director of the Company and of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the shareholders or by the Board of Directors of the Company or of any subsidiary or affiliate, as the case may be.

          1.3  Location.  The duties to be performed by the Executive hereunder
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shall be performed primarily at the office of the Company in New York City, subject to reasonable travel requirements on behalf of the Company.

     2.   Term of Employment
          ------------------

          2.1  The Term.  The term of the Executive's employment under this
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Agreement (the "Term") shall commence on January 1,
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1998 and shall end on December 31, 2000 or such later date to which the Term is extended pursuant to Section 2.2.

          2.2  Special Curtailment.  The Term shall end earlier than the
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original December 31, 2000 termination date provided in Section 2.1, if sooner terminated pursuant to Section 4. Non-extension of the Term shall not be deemed to be a wrongful termination of the Term or this Agreement by the Company pursuant to Section 4.

     3.   Compensation; Benefits.
          ----------------------

          3.1  Salary.  As compensation for all services to be rendered pursuant
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to this Agreement, the Company agrees to pay the Executive during the Term a base salary, payable bi-weekly in arrears, at the annual rate of not less than $600,000.00, less such deductions or amounts to be withheld as required by applicable law and regulations (the "Base Salary"). The Company shall, on an annual basis at the end of each calendar year, review the Executive's Base Salary and determine, in its discretion, whether to increase the Base Salary, and if so determined, such increased amount shall, from and after the effective date of the increase, constitute "Base Salary" for purposes of this Agreement.

          3.2  Bonus.  In addition to the amounts to be paid to the Executive
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pursuant to Section 3.1, the Executive will be eligible, upon the decision of the Board of Directors and in the Board's sole discretion, to receive a discretionary bonus with respect to each year of the Term in such amount as the Board in its sole discretion may determine.

          3.3  Business Expenses.  The Company shall pay or reimburse the
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Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers provided, however, that the maximum amount available for such expenses during
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any period may be fixed in advance by the Chairman of the Board of Directors or the Board of Directors.

          3.4  Vacation.  During the Term, the Executive shall be entitled to a
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vacation period or periods taken in accordance with the vacation policy of the
Company during each year of the Term. Vacation time not used by the end of a year shall be forfeited.

          3.5  Fringe Benefits.  During the Term, the Executive shall be
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entitled to all benefits for which the Executive shall be eligible under any qualified pension plan, 401(k) plan, group insurance or other so-called "fringe" benefit plan which the Company provides to its employees generally, together with

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executive medical benefits for the Executive, as from time to time in effect for officers of the Company generally.

          3.6  Additional Benefits.  During the Term, the Executive shall be
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entitled to such other benefits as are specified in Appendix I to this
Agreement.

     4.   Termination.
          -----------

          4.1  Death; Disability.  If the Executive shall die during the Term,
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of if during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for a period aggregating one (1) month, the Term shall terminate and no further amounts or benefits shall be payable hereunder.

          4.2  Cause.  In the event of gross neglect by the Executive of the
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Executive's duties hereunder, conviction of the Executive of any felony, conviction of the Executive of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, willful misconduct by the Executive in connection with the performance of any material portion of the Executive's duties hereunder, breach by the Executive of any material provision of this Agreement or any other conduct on the part of the Executive which would make the Executive's continued employment by the Company materially prejudicial to the best interests of the Company, the Company may at any time by written notice to the Executive terminate the Term and, upon such termination, this Agreement shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder, except any as shall have been earned to the date of such termination.

          4.3  Severance.  The Company may at any time give notice of
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termination of Executive's services hereunder as of a date (not earlier than ten
(10) days from such notice) to be specified in such notice, and this Agreement shall terminate on the date so specified; provided that, unless such notice is given pursuant to Section 4.2, the Executive shall be entitled to receive his salary and automobile allowance at the rates provided in Sections 3.1 and 3.6 hereof to the date on which termination shall take effect; and his salary and automobile allowance at the rates provided in Sections 3.1 and 3.6, paid in, at the Company's option, biweekly or monthly installments, for the twelve months following such date of termination. The twelve (12) month period of severance, unless sooner terminated as provided hereafter, shall be added to the actual number of days the Executive was employed by the Company during the year of termination for purposes of determining the achievement of the next vesting threshold, if any, for the Executive in the Company's stock option plan. All severance payments, automobile allowance and

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the addition of the severance period to the number of days worked (as herein provided for purposes of stock option vesting) shall cease upon Executive beginning work as an employee or consultant for any other entity, regardless of whether the Executive is terminated for cause or otherwise.

     5.   Protection of Confidential Information; Non-Competition
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          5.1  In view of the fact that the Executive's work for the Company will bring the Executive into close contact with many confidential affairs of the Company not readily available to the public, and plans for future developments, the Executive agrees:

               5.1.1 To keep and retain in the strictest confidence all confidential matters of the Company, including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company, learned by the Executive heretofore or hereafter, and not to disclose them to anyone outside of the Company, either during or after the Executive's employment with the Company, except in the course of performing the Executive's duties hereunder or with the Company's express written consent; and

               5.1.2 To deliver promptly to the Company on termination of the Executive's employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess or have under the Executive's control.

          5.2 During the Term, and for a period of one (1) year after he ceases to be employed by the Company under this Agreement or otherwise, if such cessation arises as a result of a circumstance described in Section 4.1 or 4.2, and also for a period of one (1) year after the Executive resigns, the Executive shall not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company or of any of its subsidiaries or affiliates; the Executive shall not engage in such business on the Executive's own account; and the Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity; provided, however, that nothing contained in this Section 5.2 shall be
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deemed to prohibit the Executive from acquiring, solely as an investment, up to five percent (5%) of the outstanding shares of capital stock of any public corporation. Notwithstanding the foregoing, Executive may engage in, for up to five (5) hours per

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month or sixty (60) hours per year, activities for both affiliates and non-
affiliates, provided such activities do not directly compete with the business of the Company. The foregoing prohibitions, following expiration of the Term or early termination thereof, shall not prohibit the Executive from engaging in a business which encompasses exclusively distressed or liquidation merchandise.

          5.3 If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5.1 or 5.2 hereof, the Company shall have the following rights and remedies:

               5.3.1 The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

               5.3.2 The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of Section 5.2, and the Executive hereby agrees to account for and pay over such Benefits to the Company. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

          5.4 If any of the covenants contained in Sections 5.1 or 5.2, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

          5.5 If any of the covenants contained in Sections 5.1 or 5.2, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

          5.6 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 5.1 and 5.2 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or

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otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

          5.7 In the event that any action, suit or other proceeding in law or in equity is brought to enforce the covenants contained in Sections 5.1 and 5.2 or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Company in such action, suit or other proceeding shall (on demand of the Company) be paid by the Executive. In the event the Company fails to obtain a judgment for money damages or an injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Executive in such action, suit or other proceeding shall (on demand of the Executive) be paid by the Company.

     6.   Inventions and Patents.
          ----------------------

          6.1 The Executive agrees that all processes, technologies and inventions (collectively, "Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Term shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the company's facilities or materials. The Executive shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the Executive's inventorship.

          6.2 If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Executive within two years after the termination of the Executive's employment by the Company, it is to be presumed that the Invention was conceived or made during the Term.

          6.3 The Executive agrees that the Executive will not assert any rights to any Invention as having been made or acquired by the Executive prior to the date of this Agreement,

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except for Inventions, if any, disclosed to the company in writing prior to the date hereof.

     7.   Intellectual Property.
          ---------------------

          The Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during the Term, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

     8.   Indemnification.
          ---------------

          The Company will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.

     9.   Notices.
          -------

          All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

          If to the Company, to:

               Toy Biz, Inc.
               685 Third Avenue
               New York, New York 10017
               Attention: Board of Directors

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          If to the Executive, to:

               Joseph Ahearn
               130 Tuttle Road
               Briarcliff Manor, New York 10510

     10.  General.
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          10.1  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

          10.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          10.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          10.4 This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder (i) to any affiliate or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

          10.5 This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

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     11.  Subsidiaries and Affiliates.
          ---------------------------

          11. As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the Company or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the Company or other business entity in question.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   TOY BIZ, INC.


                                   By: /s/ William H. Hardie, III
                                      ----------------------------------


                                   Executive


                                   /s/ Joseph Ahearn
                                   -------------------------------------
                                   Joseph Ahearn

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                                  APPENDIX I
                                  ----------

Additional Benefits:
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          1.   The Executive shall be entitled to an automobile allowance of one thousand dollars ($1,000) per month, payable in accordance with the Company's regular policy.

          2. The Executive shall be entitled to participate in the Company's stock option plan at a level commensurate with Executive's salary level, title and responsibilities, as determined by the Compensation Committee of the Board of Directors of the Company, and the Company agrees that the initial grant of options (excluding consideration for any options replaced under any the Company's current stock option plan) to the Executive following the consummation of the Company's merger with Marvel Entertainment Group, Inc. will be in an amount and on such terms so as to recognize the Executive's extraordinary efforts on behalf of the Company in consummating such transaction and the Executive's expected significant contribution to the activities of the Company following the consummation of such transaction.


Joseph Ahearn

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